Exhibit 99.1

Shareholder Relations	NEWS RELEASE
288 Union Street, Rockland, MA 02370

Contact:
Christopher Oddleifson
President and Chief Executive Officer
(781) 982-6660

Denis K. Sheahan
Chief Financial Officer
(781) 982-6341
FOR IMMEDIATE RELEASE
INDEPENDENT BANK CORP.
ANNOUNCES
QUARTERLY DIVIDEND
     Rockland, MA (March 18, 2010) — The Board of Directors of Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced a $0.18 per share dividend which will be payable on April 9, 2010, to stockholders of record as of the close of business on March 29, 2010.
     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $4.5 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts, Cape Cod, and Rhode Island. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.
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